UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      June 19, 2009

MAINSTREET FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

United States	000-52298	20-1867479
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

629 W. State Street, Hastings, Michigan	49058-1643
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (269) 945-9561

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On June 19, 2009, MainStreet Financial Corporation, MHC ("MHC"), which owns 53% of the common stock of MainStreet Financial Corporation, consented to the issuance of a cease-and-desist order ("Order") by the Office of Thrift Supervision ("OTS") to address the OTS's concerns regarding the insufficient earnings and inadequate capital level of MHC.  Among other things, the Order requires MHC to:  (1) adopt and implement a capital plan to increase the capital ratios of MainStreet Savings Bank, FSB, to a core capital ratio of 8% and a total risk-based capital ratio of 12% by August 31, 2009; (2) not incur, renew or rollover any debt; (3) receive OTS approval of any new, renewed or amended arrangements providing compensation or benefits to its directors and officers; and (4) obtain OTS approval of any changes in directors or senior executive officers.  The foregoing description is a summary of the Order and is qualified in its entirety by reference to the entire Order attached as Exhibit 99.1 to this Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

99.1      Consent Cease and Desist Order Issued Against MainStreet Financial Corporation, MHC by the OTS

EXHIBIT INDEX

Exhibit Number	Description

99.1	Consent Cease and Desist Order Issued Against MainStreet Financial Corporation, MHC by the OTS

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MAINSTREET FINANCIAL CORPORATION

Date: June 30, 2009	By: /s/ David L. Hatfield David L. Hatfield President and Chief Executive Officer